                                                                EXHIBIT (10)-4



                         WISCONSIN ENERGY CORPORATION
                         ----------------------------

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                    --------------------------------------


                           (As amended and restated
                            as of January 1, 1994)

                         WISCONSIN ENERGY CORPORATION
                         ----------------------------

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                    --------------------------------------


This plan, which is retitled the Wisconsin Energy Corporation Supplemental Executive Retirement Plan, succeeds to and constitutes an amendment and restatement of the Wisconsin Energy Corporation Executive Deferred Compensation Plan; such amendment and restatement is effective as of January 1, 1994. All the provisions of this amended and restated Plan shall apply to all Participants, active and retired, except for Nancy R. Noeske and except as otherwise specifically provided herein. The rights of Ms. Noeske shall be as defined in the Wisconsin Energy Corporation Supplemental Executive Retirement Plan as restated and effective as of January 1, 1989 (including amendments made in February of 1990 which became effective as of January 1, 1989) and as defined in that certain Special Employment, Retirement and Release Agreement made between Wisconsin Electric Power Company and Ms. Noeske in 1993.

1.    PURPOSE.    The Supplemental Executive Retirement Plan (the "Plan") is
      maintained by Wisconsin Energy Corporation (the "Company") for the purpose of providing supplemental retirement benefits for a select group of management or highly compensated employees (key employees) within the meaning of Title 1 of the Employee Retirement Income Security Act.
      The objective of the Plan is to provide an incentive for key employees to remain in the service of Wisconsin Energy Corporation and/or its subsidiaries by providing them with supplemental retirement benefits which are payable, except for the change in control provisions hereafter set forth, only if they remain in the service of Wisconsin Energy Corporation and/or its subsidiaries until they die or retire.

2.    PARTICIPATION.

      (A)   Definition of a "Participant".

            The term "Participant" as used herein refers to any key employee of the Company and/or any of its subsidiaries who shall have automatically or by designation become subject to this Plan and who has not been removed from the Plan pursuant to (D) herein.

      (B)   Key Employees Presently Party to the Plan.

            Any key employee who was a party to this Plan before January 1, 1989, (this Plan being designated the Wisconsin Energy Corporation Executive Deferred Compensation Plan), shall automatically remain subject to the Plan as amended on that date, and any Monthly Benefits payable to a Participant shall be administered subject to the Plan as amended and all beneficiary designations under the Plan in effect immediately before January 1, 1989 shall remain in effect until changed by proper notice under the Plan.

      (C)   Key Employees Not Presently Party to the Plan.

            Key employees not presently party to the Plan who are designated by the Chief Executive Officer of Wisconsin Energy Corporation and whose designation is approved by the Boards of Directors of Wisconsin Energy Corporation and the employing company or companies shall be eligible as Participants for payments under the Plan in accordance with the provisions hereof.

      (D)   Removal of a Participant.

            A Participant may be removed from the Plan at any time upon the recommendation of the Chief Executive Officer of Wisconsin Energy Corporation and with the approval of the Boards of Directors of Wisconsin Energy Corporation and the employing company or companies, provided no such removal may eliminate or reduce any benefits which are protected under Section 12 hereof in the event of termination of this Plan.

3. PAYMENTS UPON RETIREMENT. Upon the retirement of a Participant as an employee of Wisconsin Energy Corporation and all of its subsidiaries either:

            (a)   at age 60 or later, or

            (b) prior to age 60 subject to approval by the Chief Executive Officer of Wisconsin Energy Corporation and the Boards of Directors of the Wisconsin Energy Corporation and employing company or companies, such Participant shall be entitled to receive Monthly Benefit A and Monthly Benefit B described in paragraph 4 below. Further, subject to the above conditions, Participants listed on the attached Schedule (the "Listed Participants") shall be entitled to receive Monthly Benefit C described in paragraph 4 below.

4.    AMOUNT OF BENEFIT.  Monthly Benefit A shall equal (a) less (b) where:

            (a) equals the Participant's accrued benefit(s), as of the date of determination, calculated on a straight life annuity basis under the provisions of the Company's and/or all of its subsidiaries' applicable qualified defined benefit retirement plan(s), without regard to any limitations on benefits imposed by IRC Section 415 or the $200,000 limitation on annual compensation, as adjusted from time to time, imposed by IRC Section 401(a)(17) applicable to the qualified plan; and

            (b) equals the Participant's accrued benefit(s), as of the date of determination, calculated on a straight life annuity basis under the provisions of the Company's and/or its subsidiaries' applicable qualified defined benefit retirement plan(s).

      For all Participants whose service with the Company or any of its subsidiaries terminated on or before December 31, 1993, Monthly Benefit B and post retirement death benefits with respect to Monthly Benefit B shall be as defined in this plan as restated effective as of January 1, 1989 (including amendments made in February, 1990 which became effective as of January 1, 1989). For all Participants still in the active service of the Company or any of its subsidiaries on and after January 1, 1994, Monthly Benefit B shall equal a life annuity of 10% of the average total monthly compensation received by the Participant from the Company and/or all of its subsidiaries during whichever period of 36 consecutive months produces the highest average total monthly compensation. [Solely for purposes of determining Monthly Benefit B, average total monthly compensation during such 36-month period includes the monthly average of (i) any Incentive Award determined under the Company's Executive Incentive Compensation Plan, calculated as of the date of determination as if then paid in full as base salary and disregarding the actual date of payment of any such Incentive Award and the amount thereof at the time of payment, (ii) the amount of any other annual incentive salary award paid to the Participant, and (iii) any amounts of base salary that would have been paid to the Participant during such 36-month period but are not paid because of deferral elections made by the Participant under a savings or other deferred com-pensation plan.]

      Monthly Benefit C shall equal (a) less (b) where:

            (a) equals the Listed Participant's accrued benefit(s), as of the date of determination, calculated on a straight life annuity basis under the provisions of the Wisconsin Electric Power Company Management Employees' Retirement Plan and/or the Wisconsin Natural Gas Company Management Employees' Retirement Plan, as in effect on December 31, 1988 (the "1988 Management Plans", whichever such Plan(s) applied to the Listed Participant as of December 31, 1988) plus any benefits under any individual supplemental benefits agreement(s) between the Company, and/or any of its subsidiaries and any Listed Participant, all calculated without regard to any limitations imposed by IRC Section 415 or the $200,000 limitation on annual compensation, as adjusted from time to time, imposed by IRC 401(a)(17), and all calculated under the further assumptions that (i) the 1988 Management Plans continued without change until the date of determination; (ii) any deferrals of base salary elected by the Listed Participant under the Wisconsin Energy Corporation Executive Deferred Compensation Plan were disregarded and instead included in the compensation base for calculating retirement income under the 1988 Management Plans; and (iii) the amount of any Incentive Award or special award to the Listed Participant, calculated at the time of its determination by the Board, had also been included in the compensation base for calculating retirement income under the 1988 Management Plans; and

            (b) equals the sum of (i) the Listed Participant's accrued bene-fit(s), as of the date of determination, calculated on a straight life annuity basis under the provisions of the Wisconsin Electric Power Company Management Employees' Retirement Plan and/or the Wisconsin Natural Gas Company Management Employees' Retirement Plan, whichever such Plan(s) applies to the Listed Participant, as in effect on the date of determination; plus (ii) any actual benefits under any individual supplemental benefits agreement(s) between the Company and/or any of its subsidiaries and any Listed Participant, plus (iii) any actual Monthly Benefit A, and plus
            (iv) any actual "make whole" pension supplements due under the provisions of Section IX(1) and (2) of the Wisconsin Energy Corporation Executive Deferred Compensation Plan.

5. FORM OF PAYMENT. Monthly Benefits A, B and C shall be paid in the same form as the benefit(s) paid from the Company's and/or its subsidiaries' applicable qualified defined benefit retirement plan(s). If a form other than a straight life annuity is applicable, the same option and actuarial equivalent factors that apply in such qualified defined benefit retirement plans(s) shall apply to Monthly Benefits A, B and C. Monthly Benefits A, B and C shall be administered in the same manner as the provisions of the applicable qualified retirement plan(s) are administered. Notwithstanding any other provision hereof, a Participant who is entitled to begin receiving payments under any or all of Monthly Benefits A, B or C may make a written request to the Board of Directors of Wisconsin Energy Corporation for a lump sum payment of an amount equal to the then present value of all benefits then accrued under this plan, calculated using (i) an interest rate equal to the five-year United States Treasury Note yield in effect on the last business day of the month prior to payment as such yield is reported in the WALL STREET JOURNAL or comparable publication and (ii) the mortality tables then in use under the qualified defined benefit plan of the Company or its subsidiaries applicable to the Participant. The Board of Directors, in its sole and absolute discretion, may grant or deny such request.

6. PRERETIREMENT DEATH BENEFITS RESPECTING MONTHLY BENEFITS A AND C. Provided that a Participant is entitled to preretirement spouse's benefits under the Company's and/or its subsidiaries' applicable qualified defined benefit retirement plan(s), payments of Monthly Benefits A and C (reduced according to the same ratio as the spouse's benefit(s) under the qualified plan(s) bears to the Participant's accrued benefit(s) as of his/her date of death) shall become payable upon the death of the Participant before retirement to the spouse of such Participant for the balance of his/her lifetime.

7.    PRE- AND POST-RETIREMENT DEATH BENEFITS RESPECTING MONTHLY BENEFIT B.
      If a Participant dies before payments of Monthly Benefit B commence, the beneficiary or beneficiaries designated by the Participant shall become entitled to receive a lump sum amount equal to the then present value of Monthly Benefit B, calculated using (i) an interest rate equal to the five-year United States Treasury Note yield in effect on the last business day of the month prior to the date of death as such yield is reported in the WALL STREET JOURNAL or comparable publication, and (ii) the mortality tables then in use under the qualified defined benefit plan of the Company or its subsidiaries applicable to the Participant. If a retired Participant receiving Monthly Benefit B dies, whether any payments continue thereafter will depend upon the form of payment such Participant had elected.

8. PAYMENTS UPON CHANGE IN CONTROL. For purposes of this paragraph 8, a "Change in Control" with respect to the Company shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

            (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

            (b) individuals who constitute a majority of the Board immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;

            (c) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 60% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company;

            (d) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets not in the ordinary course of business to another person or entity; or

            (e) the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company.

      These Change in Control provisions shall apply to successive Changes in Control on an individual transaction basis.

      Upon the occurrence of a Change in Control, then notwithstanding any other provision of this plan, the Company shall promptly cause to be paid to each active and retired Participant or beneficiary receiving benefits under this plan a lump sum amount equal to the then present value of all benefits then accrued under this plan, calculated using (i) an interest rate equal to the five-year United States Treasury Note yield in effect on the last business day of the month prior to the date when a Change in Control event described in subparagraphs (a) through (e) above has occurred as such yield is reported in the WALL STREET JOURNAL or comparable publication, and (ii) the mortality tables then in use under the qualified defined benefit plan of the Company or its subsidiaries applicable to the Participant. Such payments shall be made without regard to whether the Participant's employment with the Company or any of its subsidiaries is continuing. However, if the Participant in fact so continues and this plan continues, appropriate provisions shall be made so that any subsequent payments made from this plan are reduced to reflect the value of such lump sum payments.

9. GOVERNMENT REGULATIONS. It is intended that the Plan will comply with all applicable laws and governmental regulations, and the Company and/or its subsidiaries shall not be obligated to perform an obligation hereunder in any case where, in the opinion of the Company's Counsel, such performance would result in violation of any law or regulation.
      All amounts payable under this plan shall be subject to all applicable withholding taxes.

10. NONASSIGNMENT. No benefit(s) under the Plan, nor any other interest hereunder of any Participant or beneficiary shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, anticipation, garnishment, attachment, execution, or levy of any kind.

11. PROVISION OF BENEFITS. The Company may establish a grantor trust (a "rabbi trust") to serve as a vehicle to hold such contributions as the Company may choose to make to pre-fund its obligation for benefits hereunder, but the trust shall be designed so that all assets therein are subject to the claims of the creditors of the Company or any of its subsidiaries which have used such rabbi trust in the event of insolvency, consistent with the provisions of Revenue Procedure 92-64. Notwithstanding the existence of such a rabbi trust, the plan shall remain an unfunded plan. A Participant's rights to benefits under the plan shall be those of an unsecured creditor of the Company and/or its subsidiaries.

12. TERMINATION OR MODIFICATION OF PLAN. The Board of Directors of Wisconsin Energy Corporation shall have the right to terminate or modify the Plan at any time and from time to time, provided that no such action may eliminate or reduce or change the time or manner of payment of any benefits which: (i) have already become payable hereunder to any

      Participant or beneficiary; or (ii) would have become payable to any Participant without the need for any approval under the terms of Section 3 hereof if he or she had retired immediately before such action is taken.

13. CLAIM PROCEDURES. A Participant or beneficiary (a 'Claimant') may file a written request for benefits or claim with the Company under the Plan. In the event of any dispute with respect to such a claim, the following claim procedures shall apply:

            (a) The Company, acting as the administrator for this Plan, shall notify the Claimant within 90 days of receipt by the Company of a written claim of its allowance or denial, unless the Claimant receives written notice from the Company prior to the end of the initial 90-day period indicating that special circumstances require an extension of time for decision. A written notice of decision shall be provided to the Claimant and if the claim is denied in whole or in part, the notice shall contain the following information: the specific reasons for the denial; specific reference to pertinent provisions of the Plan on which the denial is based; if applicable, a description of any additional material information necessary to perfect the claim and an explanation of why such information is necessary; and an ex-planation of the claim review procedure.

            (b) A Claimant is entitled to request a review of any denial of his/her claim by the Board of Directors of the Company or Committee thereof. The request for review must be submitted in writing within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day pe-riod, the claim will be deemed to be conclusively denied. The Claimant or his/her representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing. The Board of Directors of the Company or Committee thereof shall render a review decision in writing, within 60 days after receipt of a request for a review, provided that, in special circumstances (such as the necessity of holding a hearing) the Board of Directors of the Company or Committee thereof may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claimant shall receive notice of the separate review decision of the Board of Directors or Committee, together with specific reasons for the decision and reference to the pertinent provisions of this plan.

            (c) The Company as the administrator of this Plan shall have full and complete discretionary authority to determine eligibility for benefits, to construe the terms of the Plan and to decide any matter presented through the claims review procedure. Any final determination by the Company shall be binding on all parties. If challenged in court, such determination shall not be subject to DE NOVO review and shall not be overturned unless proven to be arbitrary and capricious upon the evidence considered by the Company at the time of such determination.

                                Schedule to the

                         Wisconsin Energy Corporation

                    Supplemental Executive Retirement Plan
-----------------------------------------------------------------------------



      The following is a list of the Company officers who have been designated as eligible for Monthly Benefit C:



                  T. J. Cassidy
                  K. E. Wolters
                  R. W. Britt
                  C. S. McNeer
                  C. W. Fay
                  R. E. Skogg
                  H. R. Platz
                  J. E. Speaker
                  J. G. Remmel
                  R. H. Gorske
                  R. K. Espe
                  J. W. Boston
                  J. H. Goetsch